EXHIBIT 10.4

GENERAL MARITIME CORPORATION
SHAREHOLDERS’ AGREEMENT

Dated as of May 17, 2012

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SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is entered into as of May 17, 2012, by and among (i) General Maritime Corporation, a Marshall Islands corporation (the “Company”), (ii) OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership, and OCM Marine Investments CTB, Ltd., a Cayman Islands exempt company (together, “Oaktree”), (iii) each of the Persons signatory hereto under the heading “Other Shareholders” on the signature pages hereto (the “Other Shareholders”), and (iv) each other Person listed from time to time on the Schedule of Shareholders attached hereto, who at any time acquires Equity Securities of the Company and, at the request of Oaktree or as required herein, agrees to become party to and bound by this Agreement by signing a Joinder Agreement (a “Joinder Agreement”) in the form attached hereto as Exhibit A (collectively with Oaktree and the other Shareholders, the “Shareholders”).  Each capitalized term used and not otherwise defined herein shall have the meaning set forth in Section 8.

The Company and the Oaktree Funds are party to an Equity Purchase Agreement dated December 15, 2011, as amended by the First Amendment thereto dated March 26, 2012 (as so amended, the “EPA”), pursuant to which the Oaktree Funds have agreed to make an equity investment in the Company of up to $175 million (the “Equity Investment”) through Oaktree.

Pursuant to the terms of the Company’s Second Amended Joint Plan of Reorganization, dated April 19, 2012 (the “Plan”), (i) certain claims held by OCM Marine Investments CTB, Ltd. were converted into common equity securities of the Company, (ii) the Oaktree Funds have made the Equity Investment, and (iii) certain claims held by certain unsecured creditors of the Company (other than Oaktree and its Affiliates) were converted into Common Stock and Warrants to purchase Common Stock of the Company.  Those recipients described in clause (iii) of the foregoing sentence thereof who receive at least 0.15% of the outstanding Common Stock on a fully diluted basis (i.e., assuming for the purpose of such calculation the exercise or conversion by such other Shareholder and all other Persons of all outstanding warrants, options and other Equity Securities exercisable or convertible into Common Stock of the Company) shall be deemed to join this Agreement as an Other Shareholder concurrently with the receipt of such Common Stock and Warrants.

The Company and the Shareholders desire to enter into this Agreement for purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”), (ii) restricting the sale, assignment, transfer, encumbrance and/or other disposition of Equity Securities, and (iii) providing for certain other rights and obligations relating to the Equity Securities.

Furthermore, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by EPA.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             COVENANTS, REPRESENTATIONS AND WARRANTIES

Each Shareholder (other than, with respect to the following clauses (a) through (g), those Shareholders which have acquired Equity Securities of the Company pursuant to the terms of the Plan) hereby represents and warrants to the Company and acknowledges that:  (a) such Shareholder is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act and/or such Shareholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Shareholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and any and all questions regarding such information have been answered to such Shareholder’s satisfaction; (c) such Shareholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (d) such Shareholder is acquiring interests in the Company for investment purposes only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (e) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be Transferred unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (f) the determination of such Shareholder to purchase interests in the Company has been made by such Shareholder independent of any other Shareholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Shareholder or by any agent or employee of any other Shareholder; (g) the interests in the Company were not offered to such Shareholder by means of general solicitation or general advertising; (h) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Shareholder and do not require such Shareholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Shareholder, any governing document of such Shareholder or any agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound; and (i) this Agreement is valid, binding and enforceable against such Shareholder in accordance with its terms.

2.            RESTRICTIONS ON TRANSFER OF COMPANY STOCK

(a)           Restrictions on Transfer.

(i)           Prior to consummating any Transfer of any Equity Securities (other than pursuant to a Public Sale or an Approved Sale) to any Person, and as a condition precedent to any such Transfer, the Transferring Shareholder shall cause each prospective Transferee thereof to execute and deliver to the Company a Joinder Agreement.  Any Transfer or attempted Transfer of any Equity Securities in violation of the foregoing or any other provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Equity Securities as the owner of such Equity Securities for any purpose.

(ii)          No Shareholder shall avoid the provisions of this Agreement by (x) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such Person’s interest in any such Permitted Transferee, or (y) issuing or permitting any Transfer of any legal or beneficial interests in such Shareholder other than to the current direct and indirect holders of such interests.

(b)           Tag-Along Rights.

(i)           At least 10 days prior to any Transfer of Common Stock by Oaktree or its Affiliates, such holder shall deliver a written notice (the “Sale Notice”) to the Company and to each other Shareholder holding at least 0.15% of the outstanding Common Stock of the Company on a fully diluted basis (i.e., assuming for the purpose of such calculation the exercise or conversion by such other Shareholder and all other Persons of all outstanding warrants, options and other Equity Securities exercisable or convertible into Common Stock of the Company) (the “Tag-Along Shareholders”), which such Sale Notice shall specify in reasonable detail the number of shares of Common Stock to be Transferred, such Shareholder’s Tag-Along Portion (assuming the participation of each Shareholder who may exercise the rights set forth in this Section 2(b)) and the price and other terms and conditions of the Transfer; provided that the foregoing shall not apply to Transfers (A) pursuant to a Public Sale, (B) pursuant to Section 2(c) or (C) to a Permitted Transferee.

(ii)          Each Tag-Along Shareholder may elect to participate in the contemplated Transfer with respect to a number of shares of Common Stock not to exceed such Tag-Along Shareholder’s Tag-Along Portion by delivering written notice to the Initiating Holder(s) within 10 days after delivery of the Sale Notice, and failure to deliver such notice shall be deemed a waiver of rights by such Tag-Along Shareholder under this Section 2(b) with respect to such Transfer.  For purposes of this Section 2(b), “Tag-Along Portion” means, with respect to any Tag-Along Shareholder, a number of shares of Common Stock equal to (x) the quotient determined by dividing the aggregate number of shares of Common Stock owned by such Tag-Along Shareholder by the number of shares of Common Stock owned by the Initiating Holder(s) and each Tag-Along Shareholder who has elected to participate in such Transfer in accordance with this Section 2(b)(i), multiplied by (y) the aggregate number of shares of Common Stock to be sold in such Transfer as set forth in the Sale Notice.  Any Tag-Along Shareholder that elects to so participate shall be obligated to participate in the contemplated Transfer, with respect to the number and class of Common Stock so elected, for so long as the Initiating Holder(s) intend to consummate such Transfer.  Each Tag-Along Shareholder participating in such Transfer shall be entitled to receive the same amount and form of consideration per share of Common Stock as the Initiating Holder receives in such Transfer.  If no Tag-Along Shareholder has elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 10-day period after delivery of the Sale Notice), then the Initiating Holder(s) may, during the 120-day period immediately following the date of the delivery of the Sale Notice, Transfer the Common Stock specified in the Sale Notice at a price no greater and on other terms substantially the same as those specified in the Sale Notice.  Any shares of Common Stock identified in the Sale Notice but not Transferred within such 120-day period shall be subject to the provisions of this Section 2(b) upon subsequent Transfer.

(iii)         No Initiating Holder shall Transfer any of its Common Stock to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Tag-Along Shareholders who have elected to participate in such Transfer in accordance with Section 2(b)(i), unless the Initiating Holder or its designee acquires the Common Stock that otherwise would have been sold in such Transfer for the price and on the terms that such Tag-Along Shareholder would have been entitled to receive had such Tag-Along Shareholder(s) sold the Common Stock such Shareholder was entitled to sell in such Transfer as set forth in the Sale Notice.  Each Shareholder Transferring Common Stock pursuant to this Section 2(b) (including in respect of the Transfer to the Initiating Holder or its designees referenced in the immediately foregoing sentence) shall pay its pro rata share of the expenses incurred by the Shareholders in connection with such Transfer (based on the amount by which each Person’s share of the aggregate proceeds paid with respect to its Common Stock would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount of such expenses).  In connection with any such Transfer, (x) no Tag-Along Shareholder shall be required to make affirmative representations or warranties with respect to the Company or the Initiating Holder(s), except that such Tag-Along Shareholder may be required to make representations and warranties about itself in all cases in a manner no more onerous than as made or required to be made by the Initiating Holder about itself (the “Individual Shareholder Obligations”), and (y) the Shareholders participating in such Transfer may be severally obligated to join on a pro rata basis (based on the amount by which each Person’s share of the aggregate proceeds paid with respect to its Common Stock would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount of such indemnity) in any indemnification obligation agreed to by the Initiating Holder(s) in connection with such Transfer, except that each Shareholder may be fully liable for any breach by such Shareholder of its own Individual Shareholder Obligations; provided that, except with respect to the Individual Shareholder Obligations, no Shareholder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the Transferees for any amount in excess of the aggregate proceeds to which such holder is entitled in such Transfer; provided further, that any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Shareholders who participate in the Transfer (based on the amount by which each such Shareholder’s share of the aggregate proceeds otherwise payable with respect to its Common Stock would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount placed in escrow).  Each Shareholder participating in such Transfer shall enter into any contribution agreement requested by the Initiating Holder(s) to ensure compliance with this Section 2(b)(iii).

(iv)        Each Shareholder participating in the contemplated Transfer shall take all actions in connection with the contemplated Transfer as reasonably requested by the Initiating Holder(s), including executing all agreements, documents and instruments in connection therewith in the form presented by the Initiating Holder(s) (and not inconsistent with the provisions of this Section 2(b)).

(c)           Approved Sale; Drag Along Obligations; Public Offering

(i)          Approved Sale.  If the Board or Oaktree approves a Sale of the Company (an “Approved Sale”), each Shareholder shall vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as a (x) merger or consolidation, each Shareholder holding Equity Securities shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, (y) sale of Equity Securities, each Shareholder shall agree to sell all of his, her or its Equity Securities on the terms and conditions approved by the Board or Oaktree, as applicable, or (z) a sale of assets, each Shareholder shall vote its Equity Securities to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a meeting of the Shareholders (as requested by the Board or Oaktree).  Each Shareholder shall take all actions in connection with the consummation of the Approved Sale as reasonably requested by the Board or Oaktree, as applicable, including executing all agreements, documents and instruments in connection therewith in the form presented by the Board or Oaktree, as applicable.  Notwithstanding anything to the contrary in this Section 2(c), the provisions of this Section 2(c) shall not apply to those Shareholders who are required to hold their Common Stock through the Depository Trust Company to the extent the rights and obligations provided for in this Section 2(c) are prohibited by the procedures or rules of the Depository Trust Company.

(ii)          Conditions.  The obligations of the Shareholders with respect to the Approved Sale are subject to each Shareholder participating in such Approved Sale being entitled to receive the consideration payable in the Approved Sale in the same portion of the aggregate consideration as such Shareholder would receive if such aggregate consideration were distributed to the Shareholders in a complete liquidation of the Company; provided that, the consideration payable to any Shareholder shall be reduced by the aggregate principal amount plus all accrued and unpaid interest on any indebtedness owing from any such Shareholder to the Company.

(iii)        Obligations.  Notwithstanding anything herein to the contrary, in connection with an Approved Sale, (x) no Shareholder shall be required to make affirmative representations or warranties with respect to the Company or Oaktree, except that such Shareholder may be required to make representations and warranties about itself in all cases in a manner no more onerous than as made or required to be made by Oaktree about itself, and (y) the Shareholders may be severally obligated to join on a pro rata basis (based on the amount by which each Person's share of the aggregate proceeds paid with respect to its Equity Securities would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount of such indemnity) in any indemnification obligation agreed to by the Board or Oaktree in connection with such Approved Sale, except that each Shareholder may be fully liable for any breach by such Shareholder of such Shareholder's Individual Shareholder Obligations; provided that, except with respect to the Individual Shareholder Obligations, no Shareholder shall be obligated in connection with such Approved Sale to agree to indemnify or hold harmless the Transferees for any amount in excess of the aggregate proceeds to which such holder is entitled in such Approved Sale; provided further, that any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Shareholders (based on the amount by which each such Shareholder's share of the aggregate proceeds otherwise payable with respect to its Equity Securities would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount placed in escrow).  Each Shareholder shall enter into any contribution agreement requested by the Board or Oaktree to ensure compliance with this Section 2(c)(iii).

(iv)        Rule 506 Transaction.  If the Company or any of its Subsidiaries or Oaktree enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other Shareholders that are not “accredited investors” (as defined in Rule 501 promulgated under the Securities Act) shall, at the request of Oaktree, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company and reasonably acceptable to Oaktree.  If any Shareholder so appoints a purchaser representative, the Company (or the applicable Subsidiary) shall pay the fees of such purchaser representative.  However, if any Shareholder declines to appoint the purchaser representative designated by the Company or such Subsidiary, such holder shall appoint another purchaser representative (reasonably acceptable to Oaktree), and such holder shall be responsible for the fees of the purchaser representative so appointed.

(v)         Expenses.  Except as otherwise provided in Section 2(c)(iv), each Shareholder Transferring Equity Securities pursuant to this Section 2(c) shall pay its pro rata share of the expenses incurred by the Shareholders and/or the Company in connection with such Approved Sale (based on the amount by which each Person’s share of the aggregate proceeds paid with respect to its Equity Securities would have been reduced had the aggregate proceeds available for distribution to such Shareholders been reduced by the amount of such expenses), including by reducing the portion of the consideration to which such Shareholder would be entitled in such Approved Sale.

(vi)        Breach of Obligations.  If any Shareholder fails to deliver any certificates representing its Equity Securities as required by this Section 2(c), or in lieu thereof, a customary affidavit (and indemnity) attesting to the loss or destruction of such certificate(s), such Shareholder (v) shall not be entitled to the consideration that such Shareholder would otherwise receive in the Approved Sale until such holder cures such failure (provided that, after curing such failure, such holder will be so entitled to such consideration without interest), (w) shall be deemed, for all purposes, no longer to be a Shareholder and shall have no voting rights, (x) shall not be entitled to any dividends or other distributions declared after the Approved Sale with respect to the Equity Securities held by such holder, (y) shall have no other rights or privileges granted to Shareholders under this Agreement or any future agreement, and (z) in the event of liquidation of the Company, the consideration that such holder would have received if such holder had complied with this Section 2(c) shall be paid to such holder only upon coming into compliance with this Section 2(c), all of the foregoing to the extent permissible under applicable law.

(vii)       Public Offering. If Oaktree or the Board approves a Public Offering, each Shareholder shall, vote for, consent to (to the extent it has any voting or consenting rights) and raise no objections against any such transaction, including any reorganization, recapitalization or other similar transaction involving the Company in connection with such Public Offering, and the Company, the Board and each Shareholder shall take all reasonable actions in connection with the consummation of any such transactions as requested by Oaktree or the Board, as applicable; provided that in any such reorganization, recapitalization or other similar transaction involving the Company in connection with such Public Offering, such Shareholder shall be afforded substantially equivalent economic terms with respect to the securities held by such Shareholder immediately following such transaction as such Shareholder enjoyed with respect to the Equity Securities held by it immediately prior thereto.

(d)           Termination.  The restrictions set forth in Section 2(a) through Section 2(c) shall terminate upon the earlier of the consummation of a Sale of the Company or a Public Offering.

(e)           Void Transfers.  Any Transfer by any Shareholder of any Equity Securities or other interest in the Company in contravention of this Agreement in any respect (including the failure of the Transferee to execute a Joinder Agreement in accordance with Section 2(a)(i)) shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.

(f)            Effect of Assignment.  Any Shareholder who assigns any Equity Securities or other interest in the Company shall cease to be a Shareholder of the Company with respect to such Equity Securities or other interest and shall no longer have any rights or privileges of a Shareholder with respect to such Equity Securities or other interest.

(g)           Additional Restrictions on Transfer.   Notwithstanding any other provisions of this Section 2, no Transfer of Equity Securities or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), satisfactory in form and substance to Oaktree and counsel for the Company (which opinion may be waived, in whole or in part, at the discretion of the Board), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended.  Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

(h)           Legend.  The certificates representing the Equity Securities, other than any global certificate representing the Equity Securities deposited with a depository for transfer in book-entry form, shall include an endorsement typed conspicuously thereon of the following restrictive legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ___________________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO ARTICLE FIVE OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, AND (III) (II) CONDITIONS SPECIFIED IN A REGISTRATION AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME.  A COPY OF ANY OF SUCH AMENDED AND RESTATED ARTICLES OF INCORPORATION, SHAREHOLDERS’ AGREEMENT OR REGISTRATION AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(i)             Transfer Fees and Expenses.     Except as provided in Section 2(b) and Section 2(c), the Transferor and Transferee of any Equity Securities shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

3.            PREEMPTIVE RIGHTS

(a)            Offering.       Except for issuances of Excluded Securities, if the Company authorizes the issuance or sale to Oaktree or any of its Affiliates of any Equity Securities at a price lower than $36.84 per share (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar transactions), the Company shall, through the delivery of a Pre-Emptive Right Notice (as defined below), offer to sell to each Eligible Shareholder a portion of such securities equal to the quotient obtained by dividing (1) the aggregate number of shares of Common Stock held by such Eligible Shareholder, by (2) the aggregate number of outstanding shares of Common Stock (such Eligible Shareholder’s “Proportional Share”).  A “Pre-Emptive Right Notice” shall mean a written notice from the Company describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder’s Proportional Share.  Each such holder shall be entitled to purchase such securities at the same price and on other economic terms no less favorable in the aggregate than the terms on which proposed to be issued or sold by the Company; provided that if the proposed purchaser(s) of any such Equity Securities is required to also purchase other securities of the Company, the holders exercising their rights pursuant to this Section 3(a) shall also be required to purchase such other securities of the same type (at the same price and on the same other economic terms and conditions and in the same relative amounts) that such other Persons are required to purchase.  The purchase price for all securities offered to such holders hereunder shall be payable in cash, and in order to exercise its purchase rights hereunder, a Eligible Shareholder must purchase the securities offered to such holder no later than on the date proposed to be issued by the Company, provided that the date on which the Company proposes to issue such securities is no sooner than the eleventh day after the receipt by each Eligible Shareholder of a Pre-Emptive Right Notice.  An Eligible Shareholder exercising its purchase rights pursuant to this Section 3(a) shall be required to take all necessary or desirable actions in connection with the consummation of the purchase transactions contemplated by this Section 3 as requested by the Board, including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company, so long as such agreements, documents and instruments do not require such Eligible Shareholder to make more burdensome representations, warranties, covenants or indemnities than those required of Oaktree or any of its Affiliates in the agreements, documents or instruments in connection with such transaction.  Any Equity Securities of any class issued to an Eligible Shareholder pursuant to this Section 3 shall have rights and obligations which are substantively equivalent to those rights and obligations granted to and imposed upon Oaktree by the Equity Securities received by Oaktree in any offering subject to this Section 3.

(b)            Exercise.     In order to exercise its purchase rights hereunder, an Eligible Shareholder must within 10 days after receipt of a Pre-Emptive Right Notice , deliver a written notice to the Company describing such holder’s election hereunder, which notice shall constitute such Eligible Shareholder’s unconditional and irrevocable election with respect to the purchase of the securities being offered.

(c)            Subsequent Sale.     The Company shall be entitled, during the 180 days following expiration of the time period set forth in Section 3(b), to sell such securities which the Eligible Shareholders have not elected to purchase, at a price not less and on other economic terms and conditions materially no more favorable to the purchasers thereof, in the aggregate, than that offered to such holders.  Any securities offered or sold by the Company after such 180-day period must be reoffered to the Eligible Shareholders if required pursuant to the terms of Section 3(a).

(d)           Alternative Offering.   Notwithstanding anything to the contrary herein, if the Board determines that it would be in the best interests of the Company to do so, it may issue Equity Securities which would otherwise be required to be offered to the Eligible Shareholders under this Section 3 without first complying with this Section 3; provided that within 45 days after such issuance, it offers each such Eligible Shareholder the opportunity to purchase such Equity Securities as such Eligible Shareholder would be entitled to purchase under Section 3(a).

(e)            Termination.    The provisions set forth in Section 3 shall terminate upon the earlier of the consummation of a Sale of the Company or a Public Offering.

4.            BOARD OF DIRECTORS; VOTING

(a)            Composition of the Board.    Each Shareholder shall vote all of his, her or its Common Stock and any other voting securities of the Company over which such Shareholder has voting control (whether at a shareholders’ meeting which has been duly called or by written consent) and shall take all other reasonably necessary actions within his, her or its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including calling special board and shareholder meetings), so that:

(i)           the Board shall at all times be composed only of representatives designated by the holders of a majority of the Oaktree Equity Securities (the “Majority Oaktree Holders”); and

(ii)           in the event that any Person designated as a director pursuant to Section 5(a)(i) for any reason ceases to serve as a member of the Board during such Person’s term of office, (a) such Person shall be automatically removed from each committee of the Board, with such removal to be concurrent with such termination of service as a member of the Board, and (b) the resulting vacancy on the Board (and any such committee to which clause (a) foregoing is applicable) shall be filled by the Majority Oaktree Holders.

(b)           Subsidiary Boards.    The Company shall at all times, unless otherwise determined by the Board in its sole discretion, cause the board of directors or board of managers, as applicable, of each of the Company’s domestic Subsidiaries to be composed of the same persons who are then members of the Board pursuant to Section 4(a)(i).

(c)            Board Meeting Expenses.The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of any of the Company’s Subsidiaries and/or any of their respective committees.

(d)           Irrevocable Proxy.     In order to secure the obligation of each Shareholder to vote his, her or its Common Stock and other voting securities of the Company in accordance with Section 2(c) and Section 4(a), each Shareholder appoints Oaktree as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his, her or its Common Stock and other voting securities of the Company (whether now owned or hereafter acquired) for all matters in connection therewith. Oaktree may exercise the irrevocable proxy granted to it hereunder at any time that the vote, consent or approval of any Shareholder may be required pursuant Section 2(c) or Section 4(a).  The proxies and powers granted by each such Shareholder pursuant to this Section 4(d) are coupled with an interest and are given to secure the performance of each such Shareholder’s obligations under this Agreement.  Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Shareholder and the subsequent holders of such Shareholder’s Common Stock or other voting securities.

(e)            Termination.   The provisions set forth in Section 4 shall terminate upon the earlier of the consummation of a Sale of the Company or a Public Offering.

5.            RESTRICTIONS

From and after the date hereof, the Company shall not, and shall cause each of its Subsidiaries to not, without the prior written consent of Oaktree:

(a)           directly or indirectly declare or pay any dividends or make any distributions upon any Equity Securities;

(b)           directly or indirectly redeem, purchase or otherwise acquire, or make any payment with respect to any Equity Securities;

(c)           authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (i) any notes or debt securities with options, warrants or other rights to acquire Equity Securities (including any notes or debt securities convertible into or exchangeable for Equity Securities or options, warrants or other rights to acquire Equity Securities issued in connection with the issuance of capital stock or options, warrants or other rights to acquire Equity Securities or containing profit participation features) of the Company or any Subsidiary, other than as expressly provided under the terms and provisions of the Credit Facilities as in effect as of the date hereof, or (ii) any Equity Securities of the Company or any Subsidiary;

(d)           make any loans or advances to, guarantees for the benefit of (other than as expressly provided under the terms and provisions of the Credit Facilities as in effect as of the date hereof), or investments in, any Person (other than a wholly owned Subsidiary established under the laws of a jurisdiction of the United States), except for (i) reasonable travel advances to employees in the ordinary course of business, or (ii) investments having a stated maturity no greater than one year from the date the Company or the applicable Subsidiary makes such investment in (x) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (y) certificates of deposit of commercial banks having combined capital and surplus of at least $100 million or (z) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc;

(e)            merge or consolidate with any Person (other than the merger or consolidation of a wholly owned Subsidiary with another wholly owned Subsidiary);

(f)            sell, lease or otherwise dispose of any of its assets in any transaction or series of related transactions (other than in the ordinary course of business);

(g)           liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction or series of transactions;

(h)           acquire any interest in any Person (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

(i)            enter into the ownership, active management or operation of any business other than the business of providing seaborne energy transportation services, and any businesses incidental or related to the foregoing;

(j)            become subject to (including by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (i) the right of the Company or any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, the Company or another Subsidiary or (ii) the Company’s right to perform the provisions of this Agreement, in each case except as restricted by the terms and provisions of the Credit Facilities as in effect as of the date hereof;

(k)           make any amendment to its Governing Documents or file any resolution of the board of directors, board of managers or managing member, as applicable, with the Secretary of State (or similar governing body) of any Governmental Entity;

(l)            enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its officers, directors, managers, employees or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs in place on the date hereof and on reasonable terms consistent with past practice;

(m)           increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any officer, managers or director of the Company or any Subsidiary;

(n)           establish or acquire (i) any Subsidiaries other than wholly owned Subsidiaries or (ii) any Subsidiaries organized outside of the United States;

(o)           create, incur, assume or suffer to exist any indebtedness for borrowed money, guaranties or capitalized leases other than indebtedness under the terms and provisions of the Credit Facilities as in effect as of the date hereof;

(p)           approve any annual operating budget for the Company or any Subsidiary;

(q)           make capital expenditures (including payments with respect to capitalized leases, as determined in accordance with GAAP) in an aggregate amount in any fiscal year that is greater than $1,000,000 in excess of the aggregate amount included for capital expenditures in any budget approved pursuant to Section 5(p);

(r)            enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with GAAP), except (i) to the extent included in any budget approved pursuant to Section 5(p) or (ii) for any lease identified on the Assumption Schedule (as defined in the Plan) to be assumed on the Effective Date pursuant to the Plan;

(s)            change its Fiscal Year;

(t)            amend or modify any option plan or employee equity ownership plan as in existence as of the date hereof, adopt any new equity option plan or employee equity ownership plan, or issue any equity interests of the Company or any Subsidiary to employees of the Company or any Subsidiary;

(u)           sell any Equity Securities or options, warrants or other rights to acquire Equity Securities of the Company or any Subsidiary to any Person other than the Company or a wholly owned Subsidiary;

(v)           borrow against, pledge, assign, modify, cancel or surrender any key-man life insurance policies, if any;

(w)           other than pursuant to the Credit Facilities, create, incur, assume or suffer to exist any security interest, pledge, bailment, mortgage, deed of trust, option, right of first refusal, grant of a power to confess judgment, conditional sales and title retention agreement, charge, security title, encumbrance or similar arrangement or interest in real or personal property other than liens for taxes not yet due and payable or minor imperfections in title that do not materially detract from the value or marketability of the underlying asset; or

(x)            commit to take any of the foregoing actions.

6.             CONFIDENTIALITY

Each Shareholder recognizes and acknowledges that he, she or it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries, including the information delivered pursuant to Section 7(a) and information regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the “Confidential Information”).  Except as otherwise agreed to by Oaktree, each Shareholder agrees that it will not, and shall cause each of its directors, officers, unitholders, partners, employees, agents and members not to, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, use or disclose Confidential Information for any reason or purpose whatsoever, except (a) for disclosures to authorized directors, officers, representatives, agents and employees of the Company or its Subsidiaries and as otherwise may be proper in the course of performing such Shareholder’s obligations, or enforcing such Shareholder’s rights, under this Agreement and the agreements expressly contemplated hereby; (b) as part of such Shareholder’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Shareholder’s or such Shareholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Shareholder’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; (c) for disclosures to any bona fide prospective purchaser of the equity or assets of such Shareholder or its Affiliates or the Equity Securities held by such Shareholder, or prospective merger partner of such Shareholder or its Affiliates, provided that such prospective purchaser or merger partner agrees to be bound by a confidentiality agreement with the Company consistent with the provisions of this Section 6; or (d) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that in the event that a Shareholder is requested or required, pursuant to the type of process described in this clause (d), to disclose any Confidential Information (i) such Shareholder will provide the Company with prompt notice of any such request or requirement, (ii) such Shareholder may disclose only that portion of the Confidential Information which in the opinion of its legal counsel is legally required, (iii) such Shareholder will give the Company written notice of the information to be disclosed as far in advance as practicable, and (iv) such Shareholder will cooperate with the Company’s efforts to obtain, at the Company’s sole expense, a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.  For purposes of this Section 6, “Confidential Information” shall not include any information which (x) a Person learns from a source other than the Company or any of its Subsidiaries who is at the time of the disclosure not bound by a confidentiality obligation with respect to such information, (y) is disclosed in a Company prospectus or other similar Company document for dissemination to the public, or (z) otherwise becomes publicly known and made generally available through no wrongful act of any Shareholder.  Nothing in this Section 6 shall in any way limit or otherwise modify the provisions of any other agreement entered into by any Shareholder with the Company or any of its Subsidiaries.

7.             REPORTS

(a)           Reports.  Subject to Section 7(b) and for so long as the Company does not file any periodic reports with the United States Securities Exchange Commission, the Company shall provide to any Shareholder on a confidential basis through a secure online database, within a reasonable period following written request by such Shareholder, (i) from and after the date that is forty-five (45) days following the end of each fiscal quarter of the Company for the first three fiscal quarters, the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income and cash flows for such fiscal quarter and for the portion of the fiscal year theretofore elapsed, together with the footnotes thereto, and (ii) from and after the date that is one hundred twenty (120) days following the end of each fiscal year of the Company (or such later time as such financial statements  are delivered to the Company by its independent auditors) the audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, prepared in accordance with GAAP, except as otherwise noted therein.

(b)           Service Provider Shareholders.  Any Shareholder who (i) is an employee or consultant of the Company or any Subsidiary, (ii) at any time ceases to be employed or engaged by the Company or its Subsidiaries for any reason and (iii) thereafter directly or indirectly renders services to or becomes employed by or otherwise participates in the business of any competitor of the Company or any of its Subsidiaries (as determined by the Board in good faith), shall, upon so becoming employed by or otherwise participating in the business of any competitor, no longer be entitled to the rights set forth in this Section 7.

8.             DEFINITIONS

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.  For the avoidance of doubt, each Oaktree Fund, and any of their respective affiliated funds, shall be considered to be Affiliates of each other and Oaktree for the purposes of this Agreement.

“Agreement” means this Agreement, as amended, modified and waived from time to time in accordance with the terms hereof.

“Approved Sale” has the meaning set forth in Section 2(c)(i).

“Board” has the meaning set forth in the preface above.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks located in New York City and the Marshall Islands are authorized or obligated to close.

“Common Stock” means the shares of common stock, par value $0.01, of the Company from time to time outstanding.

“Company” has the meaning set forth in the preface above.

“Confidential Information” has the meaning set forth in Section 6.

“Credit Facilities” means (i) that Second Amended And Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary Corporation, Arlington Tankers Ltd., General Maritime Subsidiary II Corporation, the lenders party thereto from time to time, and Nordea Bank Finland PLC, New York branch, and (ii) that Third Amended and Restated Credit Agreement, dated as of May 17, 2012, by and among the same parties as those referenced in clause (i) preceding.

“Eligible Shareholder” means each Shareholder who (i) is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) or a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act), and (ii) holds at least 0.15% of the outstanding Common Stock of the Company on a fully diluted basis.

“EPA” has the meaning set forth in the preface above.

“Equity Investment” has the meaning set forth in the preface above.

“Equity Securities” means, with respect to the Company, (i) shares of Common Stock and any other capital stock of the Company from time to time outstanding, (ii) obligations, evidences of indebtedness or other securities or interests, in each case that are convertible or exchangeable into shares of Common Stock or any other capital stock of the Company and (iii) warrants, options or other rights to purchase or otherwise acquire shares of Common Stock or any other capital stock of the Company.

“Fiscal Year” means each calendar year ending December 31, or such other annual accounting period as may be established by the Board.

“GAAP” means generally accepted accounting standards in the United States, applied on a consistent basis.

“Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Individual Shareholder Obligations” has the meaning set forth in Section 2(b)(iii).

“Initiating Holder” means the holder(s) of Oaktree Equity Securities that deliver a Sale Notice pursuant to Section 2(b)(i).

“Joinder Agreement” has the meaning set forth in the preface above.

“Majority Oaktree Holders” has the meaning set forth in Section 5(a).

“Non-Oaktree Equity Securities” means the outstanding Equity Securities held by Shareholders other than Oaktree.

“Oaktree” has the meaning set forth in the preface above.

“Oaktree Equity Securities” means (i) the Equity Securities issued to Oaktree on or prior to the date hereof and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a share split, share dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization.  As to any particular securities constituting Oaktree Equity Securities, such securities shall cease to be Oaktree Equity Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (c) repurchased by the Company or any Subsidiary.

“Oaktree Fund” means each of Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P., each a Cayman Islands exempted limited partnership.

“Other Shareholder” has the meaning set forth in the preface above.

“Permitted Transferee” means (i) with respect to any Shareholder who is a natural person, such Shareholder’s spouse and lineal descendants (whether natural or adopted) and any trust that is and at all times remains solely for the benefit of the Shareholder and/or the Shareholder’s spouse and/or lineal descendants, and (ii) with respect to any Shareholder which is an entity, (a) any of such Shareholder’s wholly owned Subsidiaries and parent companies that wholly own such Shareholder and (b) equityholders of such Shareholder pursuant to a distribution in accordance with such Shareholder’s governing documents.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Plan” has the meaning set forth in the preface above.

“Public Offering” means any sale, in an underwritten public offering registered under the Securities Act, of the Company’s (or any successor’s) Equity Securities.

“Public Sale” means any sale of Equity Securities or other securities to the public pursuant to an offering registered under the Securities Act or through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act.

“Sale Notice” has the meaning set forth in Section 2(b)(i).

“Sale of the Company” means a bona fide sale of the outstanding Equity Securities or assets of the Company on an arm’s length basis to any Person (other than the Company, any Subsidiary of the Company, Oaktree, or any Affiliate of any of the foregoing) pursuant to which such Person, together with its Affiliates, acquires (i) a majority of the voting power represented by the outstanding Equity Securities (whether by merger, consolidation, sale or Transfer of Equity Securities or otherwise) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.  Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Shareholder” has the meaning set forth in the preface above.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Tag-Along Portion” has the meaning set forth in Section 2(b)(i).

“Tag-Along Shareholders” has the meaning set forth in Section 2(b)(i).

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof.  The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

9.             MISCELLANEOUS

(a)           Amendment and Waiver. This Agreement may only be amended, modified, or waived with the written consent of Oaktree; provided that if any such amendment, modification, or waiver would, individually or in the aggregate, adversely affect in any material respect the rights, preferences or privileges of any Non-Oaktree Equity Securities (without regard to any effect on the individual circumstances of the holder of such Non-Oaktree Equity Securities) as compared with the effect of such amendment, modification or waiver on the rights, preferences or privileges of the Oaktree Equity Securities, such amendment, modification, or waiver shall also require the written consent of the holders of a majority of the Non-Oaktree Equity Securities.  The Board may, without the consent of any Shareholder, amend the Schedule of Shareholders to reflect the issuance or Transfer of Equity Securities to any Shareholder consistent with this Agreement.

(b)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Entire Agreement.  Except as otherwise expressly set forth herein, this document and the documents referenced herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders from time to time party hereto and the respective successors and assigns of each of them, so long as they hold Equity Securities and have executed a Joinder Agreement with respect to such Equity Securities.

(e)            Counterparts.  This Agreement may be executed in separate counterparts (including by signature pages delivered by means of facsimile machine or electronic transmission in portable electronic format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(f)            Delivery by Facsimile or PDF.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in portable document format (pdf) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format (pdf) as a defense to the formation of a contract and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(g)           Remedies.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.  Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(h)           Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service (charges prepaid), sent by facsimile or e-mail, or (other than under Section 2(b) or Section 3(b)) sent by certified mail, return receipt requested, to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule of Shareholders attached hereto or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile or e-mail if so acknowledged to have been received before 5:00 p.m. on a business day at the location or e-mail address of receipt and otherwise on the next following business day or (iv) five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  The Company’s address is:

General Maritime Corporation
299 Park Avenue
New York, New York 10171
Facsimile:  (212) 763-5603
E-mail:     jeffrey.pribor@generalmaritimecorp.com
Attention: Jeffrey D. Pribor

with copies (which shall not constitute notice) to:

Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, California 90071
Facsimile:  (213) 830-6300
E-mail:     jford@oaktreecapital.com,
apierce@oaktreecapital.com
Attention:                B. James Ford
  Adam Pierce

and

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, California 90071
Facsimile: (213) 680-8500
E-mail:    damon.fisher@kirkland.com
Attention:       Damon R. Fisher

and

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 715-8100
Attention:       Thomas E. Molner

(i)             Governing Law.  All matters concerning the relative rights of the Company and the Shareholders and the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)             Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY THERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(j).

(k)           Acknowledgement.  Each Shareholder (i) acknowledges that Kirkland & Ellis LLP has represented Oaktree and the Company in connection with this Agreement and the transactions contemplated hereby, (ii) expects that Kirkland & Ellis LLP will be retained as legal counsel in connection with the management and operation and various other matters of Oaktree and/or the Company following the date hereof, (iii) consents to Kirkland & Ellis LLP’s representation of Oaktree or the Company following the date hereof, including in connection with any disputes or litigation that may arise out of or relate to this Agreement or to any relationship between any Shareholder, on the one hand, and Oaktree or the Company, on the other hand.

(l)             Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement on the day and year first above written.

COMPANY:

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name: Jeffrey D. Pribor
Title: Executive Vice President and Chief Financial Officer

[Signature Pages – Shareholders’ Agreement]

SHAREHOLDERS:

OCM MARINE INVESTMENTS CTB, LTD.

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Adam C. Pierce
Name: Adam C. Pierce
Title: Senior Vice President

By:	/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

OCM MARINE HOLDINGS TP, L.P.

By: OCM Marine GP CTB, Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Adam C. Pierce
Name: Adam C. Pierce
Title: Senior Vice President

By:	/s/ B. James Ford
Name: B. James Ford
Title: Managing Director

[Signature Pages – Shareholders’ Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement is being delivered to General Maritime Corporation, a Marshall Islands corporation (the “Company”), pursuant to that certain Shareholders’ Agreement, dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Shareholders’ Agreement”), among the Company and the Shareholders (as defined therein).  Capitalized terms used herein shall have the meanings assigned to such terms in the Shareholders’ Agreement.

The undersigned hereby executes and delivers to the Company this Joinder Agreement, pursuant to which the undersigned hereby becomes a party to the Shareholders’ Agreement and that certain Registration Agreement dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Registration Agreement”) among the Company and the Shareholders (as defined therein) and agrees to be bound by the provisions of the Shareholders’ Agreement and the Registration Agreement with respect to the Equity Securities held by the undersigned.

Any notice provided for in the Shareholders’ Agreement or the Registration Agreement should be delivered to the undersigned at the address set forth below:

Telephone:
Facsimile:

Dated:

[ ]

[Shareholders’ Agreement - Joinder]